EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of Advanced Growing Systems, Inc., (the “Company”) on Form 10-K for the periods ended September 30, 2008 and 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dan K. Dunn, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1359, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The report fully complies with the requirements of Sections 13(a) or 15(d) of the Security Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition on results of operations of the Company.

ADVANCED GROWING SYSTEMS, INC.

By /s/ Dan K. Dunn
Dan K. Dunn
Principal Financial Officer
January 13, 2009